Exhibit 99.1

RYVYL Appoints George Oliva and Gene Jones to Its Board of Directors

- Genevieve Baer and Ezra Laniado resign from the Board of Directors -

SAN DIEGO, CA – September 5, 2025 – RYVYL Inc. (NASDAQ: RVYL) (“RYVYL” or the “Company”) has appointed current CFO George Oliva and Gene Jones to its Board of Directors. Independent directors Genevieve Baer and Ezra Laniado have resigned from the Board of Directors, effective August 31, 2025.

George Oliva has served as RYVYL’s CFO since October 2023. He has over 30 years of experience as a senior finance professional, with a background in corporate finance, treasury, financial planning and analysis, international tax, and strategic planning. Prior to joining RYVYL, he was Chief Financial Officer and Corporate Secretary for WiSA Technologies, Inc. since 2019. He was also a partner with Hardesty LLC, a national executive services firm, through which he provided financial consulting services to public and private companies nationwide. As Interim Chief Financial Officer of SpineEx, Inc., a California-based medical equipment manufacturer, Mr. Oliva was responsible for managing the company’s financial, human resources and information technology departments. Prior to that, he served as Vice President of Finance of GameWorks, a family entertainment chain, where he developed a plan to restructure the company’s business in connection with an acquisition by a lender. He also served as controller for Eva Automation, an audio company, where he implemented purchase accounting in connection with a $180 million acquisition. Mr. Oliva began his career in auditing with Arthur Andersen & Co. He earned a degree in Business Administration from the University of California, Berkeley with a dual emphasis in Accounting and Finance.

Gene Jones served as RYVYL’s Interim CFO and SEC Project Advisor from March 2023 to October 2023. Previously, he collaborated with the RYVYL team to complete the 2021 and 2022 financial restatements and subsequent compliance filings. He is a partner at SeatonHill Partners, LP, a firm specializing in CFO services and project-based financial leadership. With over 35 years of experience in various executive roles, including Chief Financial Officer, Chief Operating Officer, Corporate Treasurer, and Controller, Mr. Jones has contributed to both public and private equity companies, as well as venture-funded startups. He possesses a substantial history of assisting organizations of varying sizes in areas such as financial management, information technology, human resources, risk management, and technology services. His expertise extends across several key sectors, including technology services, manufacturing and distribution, retail, restaurants, legal and engineering firms, litigation support services, and physician practice management. His primary areas of focus involve organizations undergoing transitions, particularly those facing leadership changes or requiring process remediation, as well as entities in need of emergency funding or engaged in fraud detection and investigation. Mr. Jones’s extensive background includes a decade with KPMG, where he oversaw several hundred engagements, executed over 40 mergers and acquisitions, and led the sales process for six different private equity firms. He earned an MBA from Indiana University and a Bachelor of Science in Accounting from St. Joseph’s College. He is a licensed Certified Public Accountant in Texas.

Gene Jones commented: “I’m excited to return to RYVYL with the opportunity to support the company during this critical phase in its evolution. I’ve worked with many companies during transitions, and as an independent RYVYL board member, I look forward to providing strategic insight and governance oversight as the company pivots toward executing its crypto treasury business model.”

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) was born from a passion for empowering a new way to conduct business-to-business, consumer-to-business, and peer-to-peer payment transactions around the globe. By leveraging electronic payment technology for diverse international markets, RYVYL is a leading innovator of payment transaction solutions reinventing the future of financial transactions. Since its founding as GreenBox POS in 2017 in San Diego, RYVYL has developed applications enabling an end-to-end suite of turnkey financial products with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. As a result, the platform can log immense volumes of immutable transactional records at the speed of the internet for first-tier partners, merchants, and consumers around the globe. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements that are characterized by future or conditional words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

IR Contact:

David Barnard, Alliance Advisors Investor Relations, 415-433-3777, ryvylinvestor@allianceadvisors.com